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                                                                     Exhibit 4-j


                             UNDERWRITING AGREEMENT


                                                                December 7, 2000


BellSouth Telecommunications, Inc.
675 West Peachtree Street, N.E.
Atlanta, Georgia  30375


Ladies and Gentlemen:

         We (the "MANAGER") understand that BellSouth Telecommunications, Inc. (the "COMPANY") proposes to issue and sell $1,800,000,000 aggregate principal amount of its Extendible Liquidity Securities ("EXLs"). The EXLs will be issued pursuant to a supplemental indenture dated December 14, 2000 to an indenture dated June 1, 1998 with SunTrust Bank, Atlanta (such indenture, as supplemented, the "INDENTURE").

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell to the underwriters named below (each such underwriter being herein called an "UNDERWRITER"), and each Underwriter agrees to purchase, the principal amount of such EXLs set forth below opposite its name at a purchase price of 99.750% of the principal amount.


Name                                                Principal Amount
----                                                ----------------

Banc of America Securities LLC                          900,000,000
Morgan Stanley & Co. Incorporated                       900,000,000
                                                     --------------
                           Total                     $1,800,000,000
                                                     ==============

         The Underwriters will pay for such EXLs by wire transfer in immediately available funds upon delivery thereof through the book-entry facilities of The Depository Trust Company at 10:00 a.m. (New York time) on December 14, 2000. In addition, the Underwriters agree to pay to the Company, on such settlement date, an amount equal to $900,000 as reimbursement for expenses incurred by the Company.

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         The EXLs shall have the terms set forth in the attached draft
Prospectus Supplement dated December 7, 2000.

         All the provisions contained in the document entitled the BellSouth Telecommunications, Inc. Underwriting Agreement Standard Provisions (Debt) dated January 1, 1992, a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.
                                    Very truly yours,

                                    BANC OF AMERICA SECURITIES LLC


                                    By  /s/ David J. Walker
                                        -------------------------------
                                        Name: David J. Walker


                                    MORGAN STANLEY & CO.
                                      INCORPORATED



                                    By  /s/ Michael Fusco
                                        -------------------------------
                                        Name:
Accepted:

BELLSOUTH TELECOMMUNICATIONS, INC.

By  /s/ Jim Young
    -------------------------------
    Name:


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